Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-135612, 33-42015, 33-55777, 33-62623, 333-13849, 333-87419, 333-49728 and 333-100820) of H. J. Heinz Company of our report dated June 19, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
June 19, 2008